Execution copy

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of the 3rd day of September, 2013, by and between STATE STREET BANK AND TRUST COMPANY, Massachusetts trust company having its principal office and place of business at One Lincoln Street, Boston, Massachusetts 02111 ("State Street" or the "Transfer Agent"), and Renaissance Capital Greenwich Funds, a Delaware business trust having its principal office and place of business at 165 Mason Street, Greenwich, Connecticut 06830 (the "Trust").

WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust intends to initially offer Shares in one or more series, each as named in the attached Schedule A, which may be amended by the parties from time to time (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 12 of this Agreement, being herein referred to as a "Portfolio," and collectively as the "Portfolios");

WHEREAS, each Portfolio will issue and redeem Shares only in aggregations of Shares known as "Creation Units" as described in the currently effective prospectus and statement of additional information of the Trust (collectively, the "Prospectus");

WHEREAS, only those entities ("Authorized Participants") that have entered into an Authorized Participant Agreement with the distributor of the Trust, currently Foreside Fund Services LLC (the "Distributor"), are eligible to place orders for Creation Units with the Distributor;

WHEREAS, the Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York ("DTC") or its nominee will be the record or registered owner of all outstanding Shares;

WHEREAS, Trust desires to appoint Transfer Agent to act as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and Transfer Agent is willing to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, agree as follows:

1.        TERMS OF APPOINTMENT

1.1

Subject to the terms and conditions set forth in this Agreement, the Trust and each Portfolio hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Creation Units and dividend disbursing agent of the Trust and each Portfolio.

1.2

Transfer Agency Services.  In accordance with procedures established from time to time by agreement between the Trust and each Portfolio, as applicable, and the Transfer Agent, the Transfer Agent shall:

(i)        establish each Authorized Participant's account in the applicable Portfolio on the Transfer Agent's recordkeeping system and maintain such account for the benefit of such Authorized Participant;

(ii)      receive and process orders for the purchase of Creation Units from the Distributor or the Trust, and promptly deliver payment and appropriate documentation thereof to the custodian of the applicable Portfolio as identified by the Trust (the "Custodian");

(iii)     generate or cause to be generated and transmitted confirmation of receipt of such purchase orders to the Authorized Participants and, if applicable, transmit appropriate trade instruction to the National Securities Clearance Corporation ("NSCC");

(iv)     receive and process redemption requests and redemption directions from the Distributor or the Trust and deliver the appropriate documentation thereof to the Custodian;

(v)       with respect to items (i) through (iv) above, the Transfer Agent may execute transactions directly with Authorized Participants;

(vi)      at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies, if any, to the redeeming Authorized Participant as instructed by the Distributor or the Trust ;

(vii)     prepare and transmit by means of DTC's book-entry system payments for any dividends and distributions declared by the Trust on behalf of the applicable Portfolio;

(viii)   record the issuance of Shares of the applicable Portfolio and maintain a record of the total number of Shares of each Portfolio which are issued and outstanding; and provide the Trust on a regular basis with the total number of Shares of each Portfolio which are issued and outstanding but Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust and each Portfolio; and, excluding DTC or its nominee as the record or registered owner, the Transfer Agent shall have no obligations or responsibilities to account for, keep records of, or otherwise related to, the beneficial owners of the Shares;

(ix)      maintain and manage, as agent for the Trust and each Portfolio, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Creation Unit purchases and redemptions and the payment of a Portfolio's dividends and distributions.   The Transfer Agent may maintain such accounts at the bank( or banks deemed appropriate by the Transfer Agent in accordance with applicable law;

(x)       process any request from an Authorized Participant to change its account registration; and

(xi)      except  as  otherwise  instructed  by  the  Trust,  the  Transfer  Agent  shall process   all  transactions   in   each   Portfolio   in   accordance   with   the procedures mutually agreed upon by the Trust and the Transfer Agent with respect to  the  proper net  asset  value to  be applied to  purchase  orders received in good order by the Transfer Agent or by the Trust or any other person  or  firm  on  behalf  of  such  Portfolio  or  from  an  Authorized Participant before cut-offs established by the Trust.   The Transfer Agent shall report to the Trust any known exceptions to the foregoing.

1.3

Additional Services.  In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:

(i)        The Transfer Agent shall perform such other services for the Trust that are mutually agreed to by the parties from time to time, for which the Trust will pay such fees as may be mutually agreed upon, including the Transfer Agent's   reasonable  out-of-pocket   expenses.     The  provision   of  such services shall be subject to the terms and conditions of this Agreement.

(ii)       DTC and NSCC.  The Transfer Agent shall: (a) accept and effectuate the registration  and maintenance  of accounts,  and the  purchase  and redemption of Creation Units in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTC or NSCC  on behalf of Authorized Participants; and (b) issue instructions to a Portfolio's  banks for the settlement of transactions between the Portfolio and DTC or NSCC (acting on behalf of the applicable Authorized Participant).

1.4

Authorized   Persons.      The   Trust   and   each   Portfolio,   hereby   agrees   and acknowledges that the Transfer Agent may rely on the current list of authorized persons, including the Distributor, as provided or agreed to by the Trust and as may be amended from time to time, in receiving instructions to issue or redeem Creation Units.  The Trust and each Portfolio, agrees and covenants for itself and each such authorized person that any order or sale of or transaction in Creation Units received by it after the order cut-off time as set forth in the Prospectus or such earlier time as designated  by such Portfolio (the "Order  Cut-Off Time"), shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the applicable Portfolio's then-effective Prospectus, and the Trust or such authorized person shall so instruct the Transfer Agent of the proper effective date of the transaction.

1.5

Anti-Money Laundering and Client Screening.  With respect to the Trust's or any Portfolio's offering and sale of Creation Units at any time, and for all subsequent transfers of such interests, the Trust or its delegate shall, to the extent applicable, directly or indirectly and to the extent required by law:  (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and Creation Units and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor's and any transferee's funds used to purchase Creation Units or Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti money laundering laws and regulations.  In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Trust shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.

1.6

State Transaction ("Blue Sky'') Reporting.  If applicable, the Trust shall be solely responsible for its "blue sky" compliance and state registration requirements.

1.7

Tax Law.   The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, a Portfolio,  any Creation Units, any Shares, a beneficial owner thereof, an Authorized Participant or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof.  It shall be the responsibility of the Trust to notify the Transfer Agent of the obligations imposed on the Trust, a Portfolio, the Creation Units, the Shares, or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

1.8

The Transfer Agent shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

2.

FEES AND EXPENSES

2.1

Fee Schedule.   For the performance by the Transfer Agent of services provided pursuant to this Agreement, the Transfer Agent shall be entitled to receive the fees and expenses set forth in a written fee schedule. Such fees and any out of pocket expenses and advances identified under Section 2.2 below may be changed from time to time, subject to mutual written agreement between the Trust and the Transfer Agent.  The parties agree that the fees set forth in the fee schedule shall apply with respect to each Portfolio listed on Schedule A hereto as of the date hereof and to any newly created Portfolios added to this Agreement that have requirements consistent with services then being provided by the Transfer Agent under this Agreement.  In the event that a Portfolio is to become a party to this Agreement as a result of an acquisition or merger, then the parties shall confer diligently and negotiate in good faith, and agree upon fees applicable to such Portfolio.

2.2

Out of Pocket Expenses.  In addition to the fees paid under Section 2.1 above, the Trust and the  Portfolios to  reimburse the  Transfer Agent for  out  of  pocket expenses set out in the fee schedule.  In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Portfolio.

3.

REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to the Trust that:

3.1

It  is  a  trust  company  duly  organized and  existing  under  the  laws  of  the Commonwealth of Massachusetts.

3.2

It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), it will remain so registered for the duration of this Agreement, and it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent.

3.3

It  is  duly  qualified  to   carry   on  its  business  in  the  Commonwealth  of Massachusetts.

3.4

It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.

3.5

All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.

4.

REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE PORTFOLIOS

The Trust and each Portfolio represents and warrants to the Transfer Agent that:

4.1.

 The Trust is a business trust duly organized, existing and in good standing under the laws of the state of its formation.

4.2

The  Trust  is  empowered  under  applicable laws  and  by  its  organizational documents to enter into and perform this Agreement.

4.3

All requisite proceedings have been taken to authorize the Trust to enter into, perform and receive services pursuant to this Agreement.

4.4

The Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company.

4.5

A registration statement under the Securities Act of  1933, as amended (the "Securities Act"), is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5.

DATA ACCESS AND PROPRIETARY INFORMATION

5.1

The Trust acknowledges that the databases, computer programs, screen formats, report  formats,  interactive  design  techniques,  and   documentation  manuals furnished to the Trust by the Transfer Agent as part of the Trust's ability to access certain Trust-related data maintained by the Transfer Agent or another third party on databases under the  control and  ownership of the Transfer Agent ("Data Access Services")  constitute   copyrighted, trade  secret,  or  other  proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or another third party.  In no event shall Proprietary Information be deemed Authorized Participant information or the confidential information of the Trust. The Trust and each Portfolio agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Trust agrees for itself and its officers and trustees and their agents, to:

(i)       use such programs and databases solely on the Trust's, or such agents' computers, or solely from equipment at the location(s) agreed to between the Trust and the Transfer Agent, and solely in  accordance with the Transfer Agent's applicable user documentation;

(ii)

refrain  from   copying  or  duplicating  in   any  way  the  Proprietary

Information;

(iii)     refrain  from  obtaining  unauthorized  access  to  any  portion  of  the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

(iv)     refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent's computers to the Trust's, or such agents' computer to be retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

(v)      allow the Trust or such agents to have access only to those authorized transactions agreed upon by the Trust and the Transfer Agent;

(vi)      honor  all  reasonable  written  requests  made  by  the  Transfer  Agent  to protect at the Transfer Agent's  expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

5.2

Proprietary   Information  shall  not  include  all  or  any  portion  of  any  of  the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

5.3

If the Trust notifies the Transfer Agent that any of the Data Access Services do not  operate in material  compliance  with  the most recently  issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to  correct  such failure.   Organizations  from which the Transfer  Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.   DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN "AS IS, AS AVAILABLE" BASIS.   THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.4

If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement  of cash or Creation Units or transmit Authorized Participant information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity  and  authenticity  of  such  instruction  without  undertaking  any  further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

5.5

Each   party  shall  take   reasonable  efforts   to   advise  its  employees   of  their obligations pursuant to this Section.  The obligations of this Section shall survive any earlier termination of this Agreement.

6.

RESERVED

7.

STANDARD OF CARE I LIMITATION OF LIABILITY

7.1

The Transfer Agent shall at all times act in good faith in its performance of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors,  including  encoding and payment processing errors, unless said errors are caused by its gross negligence, bad faith, or willful misconduct or that of its employees or agents.  The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section.

7.2

In any event, the Transfer Agent's cumulative liability for each calendar year (a "Liability Period") with respect to the services provided pursuant to this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned   and   fees  payable  hereunder  during  the   preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust or the Portfolios including, but not limited to, any  liability relating to qualification of the Trust or a Portfolio as a regulated investment company or any liability relating to the Trust's or a Portfolio's compliance with any federal or state tax  or  securities statute,  regulation or   ruling  during  such  Liability Period. "Compensation Period" shall mean. the calendar year ending immediately prior to each Liability Period in which the  event(s) giving rise to the Transfer Agent's liability for  that  period have  occurred. Notwithstanding the  foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Transfer Agent for  the  Liability Period commencing on the date of this Agreement and  terminating on December 31, 2013 shall be the  date of this Agreement through December 31, 2013, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2014 and terminating on December 31, 2014 shall be the date of this Agreement through December 31, 2013, calculated on an annualized basis.   In no event shall the Transfer Agent be liable for any special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.

8.

INDEMNIFICATION

8.1

The Transfer Agent shall not be responsible for, and the Trust and each Portfolio shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:

(i)       all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct;

(ii)      the Trust's breach of any representation, warranty or covenant of the Trust hereunder;

(iii)     the Trust's lack of good faith, gross negligence or willful misconduct;

(iv)     reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input,  facsimile,  electronic  data  entry,  electronic  instructions  or  other similar means authorized by the Trust, and which have been prepared, maintained  or  performed  by the  Trust  or  any other  person  or firm  on behalf of the Trust, including but not limited to any broker-dealer, third party  administrator  or  previous  transfer  agent;  (b)  any  instructions  or requests of the Trust or its officers or the Trust's  agents or subcontractors or their officers or employees; (c) any instructions or opinions of legal counsel to the Trust or any Portfolio with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this   Agreement   which   are   provided   to   the   Transfer   Agent   after consultation with such legal counsel; or (d) any paper or document, reasonably  believed  to  be  genuine,  authentic,  or  signed  by the  proper person or persons;

(v)      the offer or sale of Creation Units in violation of any requirement under federal or state securities laws or regulations requiring that such Creation Units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Creation Units;

(vi)    the  negotiation  and processing  of  any checks,  wires  and ACH transmissions, including without limitation, for deposit into, or credit to, the Trust's demand deposit accounts maintained by the Transfer Agent;

(vii)    all  actions  relating  to  the  transmission   of  Trust,   Creation  Unit   or Authorized Participant data through the NSCC clearing systems, if applicable; and

(viii)   any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder.

8.2

At  any  time  the  Transfer  Agent  may  apply  to  any  officer  of  the  Trust  for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Trust and the applicable Portfolio for any action  taken  or  omitted  by it  in  reliance  upon  such  instructions  or  upon  the opinion of such counsel.  The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust or the applicable Portfolio, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Trust and the Portfolios, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

8.3

In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which the Trust may be required to indemnify the Transfer Agent, the Transfer Agent shall notify the Trust of such assertion, and shall keep the Trust advised with respect to all material developments concerning such claim.  The Trust shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name.  The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Trust may be required to indemnify the Transfer Agent except with the Trust's prior written consent which shall not be unreasonably withheld.

9.

ADDITIONAL COVENANTS OF THE TRUST AND THE TRANSFER AGENT

9.1

Delivery of Documents.   The Trust shall promptly furnish to the Transfer Agent the following:

(i)       A copy of the resolution of the Board of Trustees of the Trust certified by the Trust's Secretary authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

(ii)      A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

9.2

Certificates,  Checks, Facsimile Signature  Devices.  The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates, check forms and facsimile signature imprinting devices; and for the preparation or use, and for keeping account of, such certificates, forms and · devices.

9.3

Records.   The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.  To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent.

10.

CONFIDENTIALITY AND PRIVACY

10.1

The Transfer Agent, the Trust and the Portfolios agree that each shall  treat confidentially all information provided by each party to the other party regarding its business and operations.  All confidential information provided  by  a party hereto shall be used by the other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party.  Neither party will use or disclose confidential information for purposes  other than the activities contemplated by this Agreement or except: (i) as required by law, court process or pursuant to the lawful requirement of a governmental agency, or if the party is  advised by counsel that it may incur  liability for failure to  make a disclosure, or (ii) at the request or with the  written consent of the other party. Notwithstanding the foregoing, each party acknowledges that the other party may provide access to and use of confidential information relating to the other party to the disclosing   party's    employees,    contractors,   sub-contractors,   agents, professional advisors, auditors or persons performing similar functions.

The foregoing shall not be applicable to  any information (i) that is  publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by a party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

The undertakings and obligations contained in this Section 10.1 shall survive the termination or expiration of this Agreement for a period of three (3) years.

10.2

The Transfer Agent affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that  are reasonably designed to protect the   privacy   of   non-public  personal   consumer/customer  financial information to the extent required by applicable laws, rules and regulations.

11.

EFFECTIVE PERIOD AND TERMINATION

This Agreement shall remain in full force and effect for an initial term ending September 2nd, 2015 (the "Initial Term").  After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a "Renewal Term") unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party's material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within  60  days'  written  notice of  such  breach,  or (ii) in  the  event  of the  appointment  of  a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.  Upon termination of this Agreement pursuant to this paragraph with respect to the Trust or any Portfolio, the Trust or applicable  Portfolio  shall  pay  Transfer  Agent  its  compensation  due  for  services  performed hereunder and shall reimburse Transfer Agent for its costs, expenses and disbursements.

In the event of: (i) the Trust's  termination of this Agreement with respect to the Trust or its Portfolio(s) for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Transfer Agent is not retained to continue providing services hereunder to the Trust or a Portfolio (or its respective successor), the Trust or applicable Portfolio shall pay the Transfer Agent its compensation due through  the  end  of  the  then-current  te1m (based  upon  the  average  monthly  compensation previously  earned  by  Transfer  Agent  with  respect  to  the  Trust  or  such Portfolio)  and  shall reimburse the Transfer Agent for its costs, expenses and disbursements.  Upon receipt of such payment  and reimbursement,  the Transfer  Agent  will deliver  the  Trust's  or  such  Portfolio's records as set forth herein.  For the avoidance of doubt, no payment will be required pursuant to clause  (ii)  of  this  paragraph  in  the  event  of  any  transaction  such  as  (a)  the  liquidation  or dissolution of the Trust or a Portfolio and distribution of the Trust's  or Portfolio's assets as a result of the Board's determination in its reasonable business judgment that the Trust or such Portfolio is no longer viable, (b) a merger of the Trust or a Portfolio into, or the consolidation of the Trust of a Portfolio with, another entity, or (c) the sale by the Trust or a Portfolio of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Transfer Agent is retained to continue providing services to the Trust or such Portfolio (or its respective successor) on substantially the same terms as this Agreement.

Termination of this Agreement with respect to any one particular Portfolio  shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Portfolio.

12.       ADDITIONAL PORTFOLIOS

In the event that the Trust establishes one or more series of Shares in addition to the Portfolios listed on the attached Schedule A, with respect to which the Trust desires to have the Transfer  Agent render services as transfer  agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

13.       ASSIGNMENT

13.1

Except as provided in Section 14.1 below, neither this Agreement nor any rights or  obligations  hereunder  may  be  assigned  by  either  party without  the  written consent of the other party.

13.2

Except  as  explicitly  stated  elsewhere  in  this  Agreement,  nothing  under  this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Trust and the Portfolios,  and the

duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust and the Portfolios. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.

13.3

This  Agreement does not  constitute an  agreement for  a  partnership or  joint venture between the Transfer Agent and the Trust.   Other than as provided in Section 14.1, neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

14.      SUBCONTRACTORS

The Transfer Agent may, without further consent on the part of the Trust, subcontract for the performance hereof with  a transfer agent which is  duly registered pursuant to Section 17A(c)(2) of the 1934 Act, including, but not limited to:  (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS"); (ii) a BFDS subsidiary; (iii) a BFDS affiliate; or (iv) another affiliated or unaffiliated third party duly registered as a transfer agent; provided, however, that the Transfer Agent shall remain liable to the Trust for the acts and omissions of any subcontractor under this Section as it is for its own acts and omissions under this Agreement.

15.      MISCELLANEOUS

15.1

Amendment.  This Agreement may be amended by a written agreement executed by both parties.

15.2

Massachusetts  Law  to  Apply.    This  Agreement shall  be  construed and  the provisions thereof interpreted under and in  accordance with the laws of  The Commonwealth of Massachusetts without regard to the conflicts of law provisions thereof.

15.3

Force Majeure.   The Transfer Agent shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

15.4

Data  Protection.      The   Transfer  Agent  will   implement  and  maintain  a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust's shareholders, employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, "personal information" shall mean (i) an individual's name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person's account or (ii) any combination of the foregoing that would allow a person to log onto or access  an individual's  account.

Notwithstanding the foregoing "personal information" shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

15.5

Survival.  All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of  proprietary rights and trade secrets shall survive the termination of this Agreement.

15.6

Severability.    If  any  provision  or  provisions  of  this  Agreement  shall  be  held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

15.7

Priorities Clause.  In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments  hereto, the te1ms and conditions  contained in this Agreement  shall take precedence.

15.8

Waiver.   No  waiver  by  either  party  or  any  breach  or  default  of  any  of  the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

15.9

Entire Agreement.   This Agreement  and any schedules, exhibits, attachments  or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

15.10

Counterparts.  This Agreement  may  be executed  by the parties  hereto  on any number  of  counterparts,  and  all  of  said  counterparts  taken  together  shall  be deemed to constitute one and the same instrument.

15.11

Reproduction  of  Documents.  This  Agreement   and  all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic,   microfilm, micro-card, miniature photographic or other similar process. The parties hereto  all/each  agree that  any such reproduction  shall  be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

15.12

Notices. All  notices  and   other  communications   as  required   or  permitted hereunder  shall  be  in  writing  and  sent  by  first  class  mail,  postage  prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)       If to Transfer Agent, to:

State Street Bank and Trust Company

200 Clarendon Street, 16th Floor

Boston, Massachusetts 02116

Attention:  Sheila McClorey, Transfer Agent Vice President

Telephone:  (617) 662-9681

Facsimile:  (617) 956-5648

With a copy to:

State Street Bank and Trust Company

2 Avenue de Lafayette, 2nd Floor (LCC/2) Boston, MA 02110

Attn:  Mary Moran Zeven, Esq. Telephone:  (617) 662-1783

Facsimile:  (617) 662-2702

(b)            If to the Trust, to:

Renaissance Capital Greenwich Funds

165 Mason Street

Greenwich, Connecticut 06830

Attn:  William K. Smith, President & CEO Telephone:  (203) 622-2978

Facsimile:  (203) 485-0850

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through  their duly authorized officers,  as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Michael F. Rogers

Title:

Executive Vice President

RENAISSANCE CAPITAL GREENWICH FUNDS

By:

Name:

William K. Smith

Title:

President & CEO

Transfer Agency and Service Agreement

Schedule A

LIST OF PORTFOLIOS

Renaissance IPO ETF

A-1